UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 30, 2012

FLEXTRONICS INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in Its Charter)

Singapore	0-23354	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 2 Changi South Lane, Singapore (Address of principal executive offices)	486123 (Zip Code)

Registrant’s telephone number, including area code: (65) 6890-7188

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On August 30, 2012, Flextronics International Ltd. (the “Company”) held its 2012 Annual General Meeting of Shareholders (the “Annual Meeting”) followed by an Extraordinary General Meeting of Shareholders (the “Extraordinary Meeting”).  There were 665,215,394 ordinary shares entitled to be voted and 610,768,788 ordinary shares were voted in person or by proxy at the Annual Meeting and 610,692,181 ordinary shares were voted in person or by proxy at the Extraordinary Meeting. At the Annual Meeting:

(1)                The shareholders re-elected the three (3) nominees for directors.

(2)                The shareholders re-appointed Deloitte & Touche LLP as the Company’s independent auditors for the 2013 fiscal year and authorized the Company’s Board to fix their remuneration.

(3)                The shareholders approved a general authorization for the Company to allot and issue ordinary shares.

(4)                The shareholders approved, on a non-binding advisory basis, the Company’s executive compensation.

At the Extraordinary Meeting, the shareholders approved the renewal of the Company’s share purchase mandate relating to acquisitions by the Company of its own issued ordinary shares.

The Company’s inspector of election certified the following vote tabulations:

Board of Directors:

				Broker
Nominee	For	Against	Abstain	Non-Vote
James A. Davidson	545,795,350	3,200,081	1,437,457	60,335,900
William D. Watkins	534,429,411	14,516,871	1,486,606	60,335,900
Lay Koon Tan	541,270,048	7,703,319	1,459,521	60,335,900

				Broker
	For	Against	Abstain	Non-Vote
Re-appointment of independent auditors	594,751,321	14,381,627	1,635,840	—

				Broker
	For	Against	Abstain	Non-Vote
Allot and issue ordinary shares	550,001,635	55,058,335	5,708,818	—

				Broker
	For	Against	Abstain	Non-Vote
Non-binding, advisory vote on executive compensation	500,281,957	47,922,157	2,228,774	60,335,900

				Broker
	For	Against	Abstain	Non-Vote
Renewal of share purchase mandate	545,867,766	1,085,811	3,402,704	60,335,900

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXTRONICS INTERNATIONAL LTD.

Date:	September 5, 2012	By:	/s/ Christopher Collier
		Name:	Christopher Collier
		Title:	Chief Accounting Officer